LIST OF FUNDS

AMENDED SCHEDULE TO THE CUSTODIAN AGREEMENT

BETWEEN

CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES (“FUNDS”)

and BROWN BROTHERS HARRIMAN & CO.

The following is a list of Funds and their Series for which the Custodian serves under an Amended Custodian Agreement dated as of June 25, 2001 (the “Agreement”):

The following series of Vanguard Explorer Fund:

Vanguard Explorer Fund

The following series of Vanguard Fenway Funds:

Vanguard Equity Income Fund

The following series of Vanguard Horizon Funds:

Vanguard Global Equity Fund

The following series of Vanguard Index Funds:

Vanguard 500 Index Fund

Vanguard Extended Market Index Fund

Vanguard Large-Cap Index Fund

Vanguard Mid-Cap Index Fund

Vanguard Small-Cap Growth Index Fund

Vanguard Small-Cap Value Index Fund

Vanguard Value Index Fund

The following series of Vanguard Institutional Index Funds:

Vanguard Institutional Total Stock Market Index Fund

The following series of Vanguard International Equity Index Funds:

Vanguard Emerging Markets Stock Index Fund

Vanguard European Stock Index Fund

Vanguard FTSE All-World ex-US Index Fund

Vanguard FTSE All-World ex-US Small-Cap Index Fund

Vanguard Global ex-U.S. Real Estate Index Fund

Vanguard Pacific Stock Index Fund

Vanguard Total World Stock Index Fund

The following series of Vanguard Malvern Funds:

Vanguard Asset Allocation Fund

Vanguard Capital Value Fund

Vanguard U.S. Value Fund

The following series of Vanguard Montgomery Funds:

Vanguard Market Neutral Fund

The following series of Vanguard Morgan Growth Fund:

Vanguard Morgan Growth Fund

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The following series of Vanguard STAR Funds:

Vanguard Developed Markets Index Fund

The following series of Vanguard Specialized Funds:

Vanguard Dividend Growth Fund

Vanguard Energy Fund

Vanguard REIT Index Fund

The following series of Vanguard Tax-Managed Funds:

Vanguard Tax-Managed Capital Appreciation Fund

Vanguard Tax-Managed Growth and Income Fund

Vanguard Tax-Managed International Fund

Vanguard Tax-Managed Small-Cap Fund

The following series of Vanguard Trustees’ Equity Fund:

Vanguard Diversified Equity Fund

Vanguard International Value Fund

The following series of Vanguard Valley Forge Funds:

Vanguard Managed Payout Growth Focus Fund

Vanguard Managed Payout Growth and Distribution Fund

Vanguard Managed Payout Distribution Focus Fund

The following series of Vanguard Variable Insurance Funds:

Conservative Allocation Portfolio

Equity Income Portfolio

International Portfolio

Moderate Allocation Portfolio

Total Stock Market Index Portfolio

The following series of Vanguard Whitehall Funds:

Vanguard Mid-Cap Growth Fund

The following series of Vanguard Windsor Funds:

Vanguard Windsor Fund

Vanguard Windsor II Fund

The following series of Vanguard World Fund:

Vanguard Consumer Discretionary Index Fund

Vanguard Consumer Staples Index Fund

Vanguard Energy Index Fund

Vanguard Financials Index Fund

Vanguard Health Care Index Fund

Vanguard Industrials Index Fund

Vanguard Information Technology Index Fund

Vanguard Materials Index Fund

Vanguard Mega Cap 300 Index Fund

Vanguard Mega Cap 300 Growth Index Fund

Vanguard Mega Cap 300 Value Index Fund

Vanguard Telecommunication Services Index Fund

Vanguard U.S. Growth Fund

Vanguard Utilities Index Fund

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IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed in its name and on behalf of such Funds on May 20, 2011.

FUNDS                                                                                  BROWN BROTHERS HARRIMAN & CO.

By: /s/ Jean E. Drabick                                                       By: /s/ Patricia R. Fallon

Name: Jean E. Drabick                                      Name: Patricia R. Fallon

Title: Assistant Treasurer                                                   Title:  Managing Director

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